Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information Contact:

Aberdeen Asset Management Inc.

Investor Relations

866-839-5205

InvestorRelations@aberdeen-asset.com

THE ASIA TIGERS FUND, INC. ANNOUNCES MEETING AND RECORD DATE FOR SPECIAL MEETING OF STOCKHOLDERS TO CONSIDER ELIMINATION OF THE INTERVAL FUND STRUCTURE AS A FUNDAMENTAL POLICY OF THE FUND AND TARGETED DISCOUNT POLICY

(Philadelphia, November 18, 2013) – The Asia Tigers Fund, Inc. (the “Fund”) (NYSE: GRR), a closed-end equity fund, announced today that its Board of Directors (the “Board”) approved the elimination of its interval fund structure, subject to stockholder approval. The Fund also announced that a special meeting of stockholders (“Special Meeting”) will be held on February 3, 2014, to consider the elimination of the interval fund structure, a fundamental policy of the Fund (“Policy”) pursuant to Section 23c-3 of the Investment Company Act of 1940, as amended. The Board recommends that stockholders approve the elimination of the interval structure. The Fund has set December 6, 2013 as a record date for determining stockholders entitled to vote at the Special Meeting.

The Fund has an investment objective of long-term capital appreciation which it seeks to achieve by investing primarily in equity securities of Asian companies. In addition to the performance of the Fund’s net asset value (“NAV”) consistent with its stated objective, the Fund has sought to narrow the discount to NAV at which Fund shares traded on the New York Stock Exchange. At a special meeting of stockholders on April 26, 2002, stockholders approved a proposal converting the Fund to an “interval structure,” pursuant to which the Fund would make semi-annual offers to repurchase its outstanding shares.

The Board believes that eliminating the Policy, which requires share repurchases to be made irrespective of the Fund’s discount to NAV or prevailing market conditions, will allow the Board greater opportunity and flexibility when evaluating and pursuing other measures to address the discount.

The purpose of this statement is to assure Fund stockholders that the proposed elimination of the Policy is not abandonment by the Fund or the Board of efforts to reduce the stock price discount. The Board intends to direct the Fund to take the following actions as part of a comprehensive strategy to reduce the stock price discount.

Targeted Discount Policy and Open-Market Repurchases

The Board also announces the extension of a targeted discount policy to seek to manage the Fund’s discount, which would become effective if stockholders approve the elimination of the Policy. Under the targeted discount policy, the Fund intends to buy back shares of common stock in the open market at times when the Fund’s shares trade at a discount of 10% or more to NAV.

* * *

Important Information

In connection with the proposal to eliminate the interval fund structure as a fundamental policy of the Fund, the Fund intends to file a proxy statement with the Securities and Exchange Commission (“SEC”). STOCKHOLDERS OF THE FUND SHOULD READ THE PROXY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. When filed with the SEC, the proxy statement and other documents filed by the Fund will be available free of charge at the SEC’s website, http://www.sec.gov. Stockholders can also obtain copies of these documents, when available, free of charge, by contacting the Aberdeen Asset Management, Inc., 1735 Market Street, 32nd Floor, Philadelphia, PA 19103, by calling 1-866-839-5205 toll-free or on the Internet at www.aberdeengrr.com.

Closed-end funds have a one-time initial public offering and then are subsequently traded on the secondary market through one of the stock exchanges. The investment return and principal value will fluctuate so that an investor’s shares may be worth more or less than the original cost. Shares of closed-end funds may trade above (a premium) or below (a discount) NAV of the fund’s portfolio. There is no assurance that a fund will achieve its investment objective. Past performance does not guarantee future results.

This press release may contain statements regarding plans and expectations for the future that constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking and can be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. Such forward-looking statements are based on the Fund’s current plans and expectations, and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Additional information concerning such risks and uncertainties are contained in the Fund’s filings with the SEC.

If you wish to receive this information electronically, please contact: InvestorRelations@aberdeen-asset.com

# # #